                                                                   EXHIBIT 10.11

                   FIRST NATIONAL BANKSHARES OF FLORIDA, INC.

                              BASIC RETIREMENT PLAN

                              Amended and Restated
                            Effective August 1, 2004

                                TABLE OF CONTENTS

SECTION                                                                                                 PAGE
-------                                                                                                 ----
Section 1 Purpose of Plan............................................................................     1
Section 2 Definitions................................................................................     1
Section 3 Participation..............................................................................     6
Section 4 Normal Retirement Benefits.................................................................     6
Section 5 Early Retirement Benefits..................................................................     7
Section 6 Disability Benefits........................................................................     7
Section 7 Pre-retirement Death Benefits..............................................................     8
Section 8 Vesting and Grandfathering.................................................................     9
Section 9 Payment of Benefits........................................................................     9
Section 10 Administration and Interpretation.........................................................    11
Section 11 Claims Procedures.........................................................................    13
Section 12 Amendment and Termination.................................................................    13
Section 13 Trust Funding.............................................................................    14
Section 14 Miscellaneous.............................................................................    14
Section 15 Execution and Effective Date..............................................................    17

                                    SECTION 1
                                 PURPOSE OF PLAN

      The purpose of the First National Bankshares of Florida, Inc. Basic Retirement Plan is to attract, motivate, reward and retain key management personnel in order to enable the Company to achieve superior performance and thereby to enhance the value of the Company's stock.

                                    SECTION 2
                                   DEFINITIONS

2.01  "Administrator" means the Compensation Committee of the Board.

2.02 "Affiliate" is any entity that controls the Company, is controlled by the Company, is controlled by the same entity that controls the Company, or is controlled by any of the foregoing, where control means ownership of securities representing a majority of the voting power of all issued and outstanding securities of an entity.

2.03 "Average Monthly Compensation" is a Participant's highest average monthly Compensation during any five consecutive calendar years included within the last ten calendar years of employment of the Participant by the Company or any Affiliate. If a Participant has not been in the employ of the Company or an Affiliate for at least ten consecutive calendar years or at least five consecutive calendar years, as the case may be, such Participant's lesser number of consecutive calendar years of employment shall be substituted therefore in this definition. If the Participant has fewer than 60 months of service with the Company or companies acquired by the Company, Average Monthly Compensation shall equal total Compensation for all such service divided by the number of months (or portions thereof) of such service. In the case of a Former F.N.B. Participant, such Participant's period of employment by the Company or an Affiliate shall be deemed to include such Participant's period of employment by F.N.B. (or a subsidiary of F.N.B.) prior to the Spin-off.

2.04 "Beneficiary" means such person or legal entity as may be designated by the Participant to receive benefits hereunder after such Participant's death.

2.05  "Board" means the board of directors of the Company.

2.06 "Cause," with respect to a Participant, shall have the meaning given such term in any employment agreement between the Participant and the Company or any Affiliate, and if no such employment agreement exists, "Cause" shall mean:

      (i) the perpetration by a Participant of a defalcation involving the Company or any Affiliate;

      (ii) willful, reckless or grossly negligent conduct of a Participant entailing a substantial violation of any material provision of the laws, rules, regulations or orders of any governmental agency applicable to the Company or an Affiliate; or

      (iii) the repeated and deliberate failure by a Participant to comply with reasonable policies or directives of the board of directors of the Affiliate that employs the Participant

2.07 "Change of Control" shall mean the occurrence of any of the following events:

      (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for the purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately after which such Person has beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of greater than 15% of the combined voting power of the Company's then-outstanding Voting Securities; provided, however, in determining whether or not a Change of Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute a Change of Control. A "Non-Control Acquisition" shall mean an acquisition by (A) the Company, (B) any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company or (C) any Person in connection with a Non-Control Transaction (as hereinafter defined);

      (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

      (iii) The consummation of:

                  (A) a merger, consolidation, reorganization or similar corporate transaction with or into the Company or in which securities of the Company are issued, unless such transaction is a "Non-Control Transaction." A "Non-Control Transaction" is a merger, consolidation, reorganization or similar corporate transaction with or into the Company or in which securities of the Company are issued where:

                        I. the shareholders of the Company immediately before such transaction own, directly or indirectly, a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such transaction,

                        II. the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such transaction constitute at least a majority of the members of the board of directors of the Surviving Corporation or a corporation owning directly or indirectly a majority of the combined voting power of the outstanding securities of the Surviving Corporation, and

                        III. no person other than (x) the Company, (y) any subsidiary of the Company, or (z) any employee benefit plan (or any trust forming a part thereof) maintained by the Company immediately prior to such transaction owns a majority of the combined voting power of the Surviving Corporation's then-outstanding voting securities; or

                  (B) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

                  (C) the sale or other disposition of all or substantially all of the assets of the Company to any Person.

            Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired beneficial ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares beneficially owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) and after such acquisition of Voting Securities by the Company, the Subject Person becomes the beneficial owner of any additional Voting Securities, then a Change of Control shall occur.

2.08 "Compensation," for any calendar year, means base compensation paid during such year plus the annual bonus earned for services during such year. Compensation shall be determined before any reductions pursuant to the Participant's salary reduction elections under Internal Revenue Code Sections 125 [cafeteria plan] or 402(a)(8) [401(k) plan] or Deferred Compensation as defined under the Company's Deferred Compensation Plan (and in the case of a Former F.N.B.

      Participant, as defined under the F.N.B. Corporation Deferred Compensation
      Plan) or pursuant to the Company's Director's Compensation Plan (and in the case of a Former F.N.B. Participant, pursuant to the F.N.B. Corporation Director's Compensation Plan). The Administrator may designate additional compensation for inclusion in Compensation.

2.09 "Company" means First National Bankshares of Florida, Inc. or any successor thereto.

2.10 "Credited Service" is the length of Participant's service with the Company or an Affiliate, expressed in years and fractions thereof. Credited Service shall be granted for service with businesses acquired by First National Bankshares of Florida, Inc. at the discretion of the Administrator. In the case of a Former F.N.B. Participant, Credited Service shall also include Participant's "Actual Credited Service" as of the date of the Spin-off, as such term is defined under the F.N.B. Corporation Basic Retirement Plan as in effect on the date of the Spin-off.

2.11 "Disability" means the inability of a Participant, by reason of physical or mental impairment, to perform Participant's duties in his or her position with the Company or an Affiliate for a period of six consecutive months or a total of nine months in any twelve-month period. Any dispute regarding the existence, the extent or the continuance of Executive's disability shall be resolved by the determination of a duly licensed and practicing physician selected by and mutually agreeable to both the Company and Participant.

2.12 "Early Retirement Date," with respect to a Participant, means the earlier to occur of the Participant's Normal Retirement Date or the date on which the Participant has attained both age 55 and five years of Vesting Service.

2.13 "ERISA" refers to the Employee Retirement Income Security Act of 1974, as amended.

2.14 "ERISA Excess Plan" refers to the Company's ERISA Excess Profit Sharing and Lost Match Plan.

2.15  "F.N.B." means F.N.B. Corporation.

2.16 "Former F.N.B. Participant" means a person who, immediately prior to the Spin-off, was a participant in the F.N.B. Corporation Basic Retirement Plan and, who immediately after the Spin-off was employed by the Company or an Affiliate.

2.17 "Normal Retirement Date," with respect to a Participant, means the date Participant attains the age 62.

2.18 "Participant" is an officer of the Company or an Affiliate who is designated as a Participant in the Plan as provided in Section 3.

2.19 "Plan" means this First National Bankshares of Florida, Inc. Basic Retirement Plan.

2.20 "Primary Qualified Plan" is the Company contributions, excluding matching contributions, to the First National Bankshares of Florida, Inc. Salary Savings Plan defined contribution plan qualified under Internal Revenue Code Section 401(a) and sponsored by the Company or an Affiliate by which the Participant is covered as a participant, as defined by that plan, at the time of retirement, termination, disability or death. Also included in Primary Qualified Plan is the F.N.B. Corporation Retirement Income Plan unless the Administrator determines that such inclusion is not intended.

2.21 "Spin-off" means the distribution of the stock of the Company by F.N.B. to the shareholders of F.N.B. effected on January 1, 2004.

2.22 "Target Benefit Percentage" is defined for each Participant based on the tier such Participant is assigned, as approved from time to time by the Administrator, and the amount of Credited Service as of such Participant's Termination Date.

      (a) Leadership Council Tier Percentage:

            (i)   3.00% for each of the first 10 years of Credited Service, plus

            (ii) 1.50% for each of the next 10 years of Credited Service, plus

            (iii) 0.75% for each of the next 10 years of Credited Service.

      (b) Corporate Council Tier Percentage:

            (i)   3.50% for each of the first 10 years of Credited Service, plus

            (ii)  2.00% for each of the next 10 years of Credited Service, plus

            (iii) 0.75% for each of the next 10 years of Credited Service.

      (c) CEO Tier Percentage:

            (i)   4.00% for each of the first 10 years of Credited Service, plus

            (ii)  2.50% for each of the next 10 years of Credited Service, plus

            (iii) 1.00% for each of the next 5 years of Credited Service.

2.23 "Termination Date" means the date on which the Participant ceases employment with the Company or an Affiliate.

2.24 "Vesting Service" is the length of Participant's service with the Company or an Affiliate, expressed in years and fractions thereof. Vesting Service shall be granted for service with businesses acquired by First National Bankshares of Florida, Inc. at the discretion of the Administrator. In the case of a Former F.N.B. Participant, Vesting Service shall also include the

      Participant's vesting service that had been granted under the F.N.B. Corporation Basic Retirement Plan as of the date of the Spin-off.

                                    SECTION 3
                                  PARTICIPATION

      The Administrator shall select the officers of the Company or an Affiliate who shall be Participants in this Plan and their respective tier used to determine Target Benefit Percentages. The Administrator shall inform each Participant in writing of his tier for purposes of determining his Target Benefit Percentage. The Administrator shall have sole, absolute and complete discretion in the selection of officers to be Participants in this Plan and the specification of tiers for purposes of determining Target Benefit Percentages. Anything herein to the contrary notwithstanding, each Former F.N.B. Participant shall be a Participant in this Plan.

      This Plan is intended to be an unfunded "top-hat" plan, maintained primarily for the purpose of providing benefits for a select group of management or highly compensated employees. Accordingly, if the Administrator determines that any Participant does not qualify as a member of the select group, and his or her continued participation jeopardizes the "top-hat" status of the Plan, in the Administrator's sole discretion, such Participant's participation shall cease.

                                    SECTION 4
                           NORMAL RETIREMENT BENEFITS

      Subject to the provisions of Section 8.02, a Participant whose Termination Date occurs on or after his Normal Retirement Date shall be deemed to have retired under this Plan on the Participant's Termination Date and shall be eligible to receive a monthly retirement benefit equal to the excess, if any, of the Participant's Target Benefit Percentage multiplied by the Participant's Average Monthly Compensation over the amounts provided in (a), (b) and (c) below:

      (a) The monthly primary insurance amount to which a Participant would be entitled under Title II of the Social Security Act at his Termination Date.

      (b) The monthly benefit to which the Participant would be entitled under the Primary Qualified Plan at his Termination Date calculated to be payable in the form of a life annuity for the life of the Participant only. Any actuarial conversion to this payment form will use the factors defined in Appendix A.

      (c) The monthly ERISA Excess benefit to which the Participant would be entitled under the ERISA Excess Plan, excluding Lost Match accounts, at his Termination Date calculated to be payable in the form of a life annuity for the life of the Participant only. Any actuarial conversion to this payment form will use the factors defined in Appendix A.

                                    SECTION 5
                            EARLY RETIREMENT BENEFITS

      Subject to the provisions of Section 8.02, a Participant whose Termination Date occurs on or after his Early Retirement Date and before his Normal Retirement Date shall be deemed to have retired under this Plan on the Participant's Termination Date and shall be eligible to receive a monthly retirement benefit equal to the Participant's Base Benefit multiplied by the appropriate Factor set forth in Section A-1 of Appendix A. As used herein, the term "Base Benefit" shall mean the excess, if any, of the Participant's Target Benefit Percentage multiplied by the Participant's Average Monthly Compensation over the amounts provided in (a), (b) and (c) below:

      (a) The monthly primary insurance amount to which a Participant would be entitled under Title II of the Social Security Act at his Normal Retirement Date. The monthly amount shall be determined by assuming continued employment at the current rate of Compensation until Normal Retirement Date (or the date reduced Social Security Benefits are first available, if later).

      (b) The monthly benefit to which the Participant would be entitled under the Primary Qualified Plan at his Normal Retirement Date calculated to be payable in the form of a life annuity for the life of the Participant only. Any actuarial conversion to this payment form will use the factors defined in Appendix A.

      (c) The ERISA Excess monthly benefit to which the Participant would be entitled under the ERISA Excess Plan, excluding Lost Match accounts, at his Normal Retirement Date calculated to be payable in the form of a life annuity for the life of the Participant only. Any actuarial conversion to this payment form will use the factors defined in Appendix A.

                                    SECTION 6
                               DISABILITY BENEFITS

6.01 A Participant whose employment with the Company or an Affiliate is terminated as a result of Disability shall be entitled to a retirement benefit calculated pursuant to Section 4 or Section 5, and which:

      (a) shall commence at the later of (A) such Participant's Termination Date, (B) such Participant's Early Retirement Date or (C) the date (the "Disability Commencement Date") that payments with respect to such Participant's Disability under the long-term disability plan maintained by the Company and applicable to the Participant cease; provided, however, that no benefits shall be payable under this
            Section 6 to a Participant if the

            Participant's Disability Commencement Date occurs prior to the Participant's Early Retirement Date; and

      (b) shall be determined as if the Participant's Credited Service and Vesting Service had each continued until the Disability Commencement Date and as if Participant had received Compensation until such date at the same rate of his Average Monthly Compensation at the time of his Disability.

                                    SECTION 7
                          PRE-RETIREMENT DEATH BENEFITS

      A Beneficiary of a Participant whose employment with the Company or an Affiliate is terminated by reason of the Participant's death is eligible to receive a monthly benefit, payable as set forth in Section 9, equal to the Participant's Base Benefit. As used herein, the term "Base Benefit" shall mean the excess, if any, of the Participant's Target Benefit Percentage multiplied by the Participant's Average Monthly Compensation, over the amounts provided in
(a), (b) and (c) below, and, in the event Participant dies prior to his or her Normal Retirement Date, the product of any such excess multiplied by the appropriate Factor set forth in Section A-1 of Appendix A, and further adjusted to take into account any age difference between the Beneficiary and the deceased Participant, by applying the actuarial factors set forth in Appendix A:

      (a) The monthly primary insurance amount to which a Participant would be entitled under Title II of the Social Security Act at the time of death. If a Participant's death is prior to Normal Retirement Date, the monthly amount of Social Security benefit shall be determined assuming continued employment until Normal Retirement Date (or the date reduced Social Security benefits are first available, if later) with earnings assumed to be constant at the Participant's current rate of Compensation.

      (b) The monthly benefit to which a Participant would be entitled under the Primary Qualified Plan at his date of death but payable at his Normal Retirement Date calculated to be payable in the form of a life annuity payable for the life of the Participant only. Any actuarial conversion to this payment form will use the factors defined in Appendix A.

      (c) The monthly ERISA Excess benefit to which the Participant would be entitled under the ERISA Excess Plan, excluding Lost Match accounts, at his date of death payable at his Normal Retirement Date in the form of a life annuity for the life of the Participant only. Any actuarial conversion to this payment form will use the factors defined in Appendix A.

                                    SECTION 8
                           VESTING AND GRANDFATHERING

8.01 Notwithstanding any provision herein to the contrary, no benefits under this Plan will be paid to a Participant unless the Participant's employment is terminated by reason of the Participant's death or the Participant's employment is terminated following the earlier to occur of
      (a) the Participant's Early Retirement Date, (b) a Change of Control, or
      (c) Participant's Disability; provided, however, that benefit payments shall commence under this Plan for a Participant who is employed by the Company if (i) there is a Change of Control, (ii) such Participant was party to a Change of Control Agreement with the Company immediately prior to such Change of Control, and (iii) such Participant gives written notice to the Company that such Participant desires to commence the payment of benefits under this Plan, and the amount of such benefits shall be determined pursuant to the provisions of this Plan and such Change of Control Agreement.

8.02 Notwithstanding any other provision in this Plan, a Participant shall forfeit his entire interest in the Plan if he is dismissed for Cause, or is permitted to resign or retire in lieu of dismissal for Cause.

8.03 For Participants who participated in the F.N.B. Corporation Basic Retirement Plan as of December 31, 2002 who were at least age 50 on that date, in no event will the benefit payable under this Plan be less than the benefit that would have been payable under the provisions of the F.N.B. Corporation Basic Retirement Plan in effect as of December 31, 2002.

8.04 Provision for F.N.B. Basic Retirement Plan: In connection with the Spin-off, the Company is assuming the obligations of F.N.B. Corporation with respect to benefits accrued under this Plan by the Participants who, in connection with the Spin-off, cease to be employed by F.N.B. Corporation or an Affiliate and who, immediately after the Spin-off, are employed by the Company or any of its subsidiaries. Following the Spin-off, the Company shall be solely liable with respect to such assumed obligations.

                                    SECTION 9
                               PAYMENT OF BENEFITS

9.01 Benefits other than pre-retirement death benefits shall be paid at the same time and in the same form as payments under the Primary Qualified Plan. If payments under the Primary Qualified Plan are elected at a time or in a form not otherwise available under this Plan, then payments under this Plan shall commence on the earliest permissible date in the form of a 50% joint and survivor annuity if married or a single life annuity if not married. In any case, the Participant may select commencement on any date after the later of the date Participant ceases to be employed by the Company or an Affiliate and Participant's Early Retirement Date in any form of payment permitted under the Plan by filing an election with the Administrator. If such election occurs less than one year prior to commencement of benefits, it will be valid only with approval of the Administrator.

9.02 Benefits payable to a Beneficiary upon the pre-retirement death of a Participant under Section 7 will commence on the first day of the first month following the Participant's date of death and will continue in monthly installments for the life of the Beneficiary. The last payment will be on the first day of the month in which the Beneficiary dies. No benefits are payable subsequent to the death of the Beneficiary. Commencement of benefits may be deferred at the election of the Beneficiary and approval of the Administrator.

      At the election of the Beneficiary, subject to approval of the Administrator, a single lump sum form of payment may be made available in lieu of the installments, in an amount equal to the present value of the stream of monthly benefit payments, based on the assumptions set forth in Appendix A.

9.03 In determining the amount of benefit to be paid in any form other than a single life annuity, the actuarial option factors in Appendix A will be utilized. The optional forms of payment which a Participant may elect are any one of the following:

      (a) Single Life Annuity - The monthly benefit is paid to the Participant for life, with no payments made after his death.

      (b) Five Years Certain and Life Income Option - An actuarial equivalent monthly benefit which provides retirement benefit payments to the Participant for his lifetime with a guaranteed period of five (5) years. In the event of the death of the Participant prior to the Participant's receiving retirement benefit payments for the whole period certain, the remaining payments for the minimum term of years will be paid to the Participant's Beneficiary. In the event of the death of the Participant prior to receiving the first payment under this option, the election of this option shall be void and of no effect.

      (c) Joint and Survivor Annuity Option - An actuarial equivalent monthly benefit payable to the Participant for life, and after his death in the same amount (i.e., 100%), or 50% of such amount as specified by the Participant to the Beneficiary for life. Should the Beneficiary die prior to the Participant receiving the first payment under this option, any election of this option shall be automatically cancelled. If the Participant should die prior to receiving the first payment under this option, the Beneficiary will instead be entitled to the death benefit provided under Section 7.

      (d) Lump Sum Payment Option - This option is available only if termination of employment occurs after a Change of Control and not less than six months following Participant's election, in writing, to receive a lump sum payment under this Section 9.03(d), and the lump sum shall be determined as the present value of the stream of monthly benefits, based on the assumptions specified in Appendix A; provided, that, if the lump sum payment is to be made prior to Participant's attaining age 55, it shall be determined as the present value of the stream of monthly benefits that would otherwise have been payable beginning at age 55.

                                   SECTION 10
                        ADMINISTRATION AND INTERPRETATION

10.01 Administration. The Administrator shall be in charge of the overall operation and administration of this Plan. The Administrator has, to the extent appropriate and in addition to the powers described elsewhere in this Plan, full discretionary authority to construe and interpret the terms and provisions of the Plan; to adopt, alter and repeal administrative rules, guidelines and practices governing the Plan; to perform all acts, including the delegation of its administrative responsibilities to advisors or other persons who may or may not be employees of the Company; and to rely upon the information or opinions of legal counsel or experts selected to render advice with respect to the Plan, as it shall deem advisable, with respect to the administration of the Plan.

10.02 Interpretation. The Administrator may take any action, correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any election hereunder, in the manner and to the extent it shall deem necessary to carry the Plan into effect or to carry out the Company's purposes in adopting the Plan. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company or the Administrator arising out of or in connection with the Plan, shall be within the absolute discretion of each of them, and shall be final, binding and conclusive on the Company, and all Participants and Beneficiaries and their respective heirs, executors, administrators, successors and assigns. The Administrator's determinations hereunder need not be uniform, and may be made selectively among Participants, whether or not they are similarly situated.

10.03 Records and Reports. The Administrator shall keep a record of proceedings and actions and shall maintain or cause to be maintained all such books of account, records, and other data as shall be necessary for the proper administration of the Plan. Such records shall contain all relevant data pertaining to individual Participants and their rights under this Plan. The Administrator shall have the duty to carry into effect all rights or benefits provided hereunder to the extent assets of the Company are properly available.

10.04 Payment of Expenses. The Company shall bear all expenses incurred by the Administrator in administering this Plan. If a claim or dispute arises concerning the rights of a Participant or Beneficiary to amounts deferred under this Plan, regardless of the party by whom such claim or dispute is initiated, the Company shall, upon presentation of appropriate vouchers, pay all legal expenses, including reasonable attorneys' fees, court costs, and ordinary and necessary out-of-pocket costs of attorneys, billed to and payable by the Participant or by anyone claiming under or through the Participant (such person being hereinafter referred to as the "Participant's

      Claimant"), in connection with the bringing, prosecuting, defending, litigating, negotiating, or settling of such claim or dispute; provided, that:

            (i) The Participant or the Participant's Claimant shall repay to the Company any such expenses theretofore paid or advanced by the Company if and to the extent that the party disputing the Participant's rights obtains a judgment in its favor from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise, and it is determined by the court that such expenses were not incurred by the Participant or the Participant's Claimant while acting in good faith; provided further, that

            (ii) In the case of any claim or dispute initiated by a Participant or the Participant's Claimant, such claim shall be made, or notice of such dispute given, with specific reference to the provisions of this Plan, to the Administrator within two (2) years (three (3) years, in the event of a Change of Control) after the occurrence of the event giving rise to such claim or dispute.

10.05 Indemnification for Liability. The Company shall indemnify the Administrator and the employees of the Company to whom the Administrator delegates duties under this Plan, against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with this Plan, unless the same is determined to be due to gross negligence or willful misconduct.

10.06 Participant and Beneficiary Information. Each Participant shall keep the Administrator informed of his current address and the current address of his designated beneficiary or beneficiaries. The Administrator shall not be obligated to search for any person. If such person is not located within two (2) years after the date on which payment of the Participant's benefits payable under this Plan may first be made, payment may be made as though the Participant or his beneficiary had died at the end of such two
      (2) year period.

10.07 Data for Trust. If the Trust referred to in Section 13 is established, the Administrator shall, in a timely manner, provide to the Trustee thereof such information as is reasonably required by said Trustee to enable it to fulfill its responsibilities pursuant to the trust agreement establishing the Trust.

                                   SECTION 11
                                CLAIMS PROCEDURES

All claims for benefits shall be in writing and shall be filed with the Administrator. Upon receipt of such a claim, the Administrator may require the claimant to complete such forms and provide such additional information as may be reasonably necessary to establish the claimant's right to a benefit under this Plan and the amount of such benefit.

11.01 Claims Procedure. If a claim for benefits or for participation under this Plan is denied in whole or in part, the claimant will receive written notification. The notification will include specific reasons for the denial, specific reference to pertinent provisions of this Plan, a description of any additional material or information necessary to process the claim and why such material or information is necessary, and an explanation of the claims review procedure.

11.02 Review Procedure. Within ninety (90) days after the claim is denied, a claimant (or his duly authorized representative) may file a written request with the Administrator for a review of his denied claim. The claimant may review pertinent documents that were used in processing his claim, submit pertinent documents, and address issues and comments in writing to the Administrator. The Administrator will notify the claimant of his final decision in writing. In his response, the Administrator will explain the reason for the decision, with specific references to pertinent Plan provisions on which the decision was based.

11.03 Legal Claims. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this
      Section 11. No such legal action may be commenced more than two (2) years after the date of the Administrator's final review decision, described above.

                                   SECTION 12
                            AMENDMENT AND TERMINATION

      The Company, by action of its Board, may at any time modify, alter, amend or terminate this Plan in whole or in part, provided however that upon the occurrence of a Change of Control, no such modification, alteration, amendment or termination shall adversely affect the amount, type, or timing of any benefit payable hereunder (whether such benefit has been earned in respect of prior service or may be earned in respect of future service) to any person who was a Participant in the Plan immediately prior to the Change of Control without the written consent of such Participant.

                                   SECTION 13
                                  TRUST FUNDING

Upon the occurrence of a Change of Control as to the Company or any Affiliate or upon the occurrence of such other event or circumstance which the Board in its judgment may deem appropriate, the Company shall immediately:

(i) transfer on behalf of one or more Affiliates, or cause one or more Affiliates to transfer, to a trust established for this Plan (the `Trust") sufficient funds, securities or other valuable consideration without limitation, computed on the basis of the assumptions recommended by actuaries selected by the Company, to fully fund the benefits hereunder of each of the then Participants and

      Beneficiaries or, if there has been a Change of Control only as to one or more Affiliates, of each of the then Participants or former Participants employed or formerly employed by such Affiliate(s) and Beneficiaries of such Participants or such former Participants; and

(ii) direct the trustee of the Trust (the "Trustee") to list on Schedule A to the Trust the names of each such Participant and each such former Participant to whom or to whose Beneficiary(ies) benefits are then owing, as well as the names of each such Beneficiary.

If at any later date, additional Participants are designated by the Company or Participants or Beneficiaries die, then the Company shall direct the Trustee to add the respective names of the additional Participants and the Beneficiaries or contingent Beneficiaries of the deceased Participants to Schedule A to the Trust. If at any later date it is determined that the assets of the Trust are not sufficient to pay all benefits hereunder, sufficient additional funds shall be transferred to the Trust to enable it to make all such payments. To the extent that the Company does not transfer funds on behalf of an Affiliate, each Affiliate shall transfer to the Trust the portion of the funds required by this
Section 13 to be so transferred which are necessary to fund the benefits of Participants or former Participants who are or were employed by such Affiliate and their respective Beneficiaries.

                                   SECTION 14
                                  MISCELLANEOUS

14.01 Unsecured General Creditor. The rights of a Participant or Beneficiary to receive payment of any benefits under this Plan shall be and remain no greater than the rights of an unsecured general creditor of the Company or Affiliate by which the Participant was employed, except where greater rights are mandated under applicable bankruptcy statutes. In the event the Company or any Affiliate establishes a trust, which it may but, except as provided in Section 13, shall not be required to do, to hold money or other property of the Company or such Affiliate in contemplation of paying benefits under the Plan, such money or other property shall remain subject to the claims of creditors of the Company or such Affiliate. The creditors of the Company or an Affiliate shall have rights only to the assets in the Trust attributable to contributions and the investment earnings thereon that are attributable to the Company or such Affiliate, respectively.

14.02 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or Beneficiary, nor be transferable by operation of law in the event of a Participant's or Beneficiary's bankruptcy or insolvency.

14.03 Effect on Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company or any Affiliate and the Participant, and the Participant or Beneficiary shall have no rights against the Company or any Affiliate as a result of the adoption of this Plan except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or any Affiliate or to interfere with the right of the Company or any Affiliate to discharge him or her or change his employment status at any time. This Plan does not involve a reduction in the salary of a Participant or the foregoing of a future salary increase. A retired Participant shall not be considered an employee of the Company or any Affiliate for any purpose.

14.04 Withholding. The Company or an Affiliate shall have the right to deduct from any payment amount under the Plan any taxes required by law to be withheld from a Participant or Beneficiary with respect to such payment.

14.05 Compensation of Other Plans. Any amount payable under this Plan shall not be considered compensation for the purposes of computing benefits to which such Participant may be entitled to under any qualified pension plan (as that term is defined in Section 3(3) of ERISA) or other arrangement of the Company or an Affiliate for the benefit of Employees, except as specified in such plan or arrangement.

14.06 Plan Unfunded. Subject to Section 13, benefits under the Plan are unfunded and unsecured. Should the Company choose to invest in insurance contracts or other specific assets with a view towards providing an informal source of funds to pay benefits hereunder, any such asset shall be subject to the claims of its general creditors and no Participant or Beneficiary shall have any special claim or lien thereon and, unless a trust is established pursuant to Section 13, all such assets shall be held in the Company's name. No security interest and, except as provided in Section 13, no trust is intended to be created by this document.

14.07 Not a Bar to Corporate Act. Nothing contained in the Plan shall prevent the Company or any Affiliate from engaging in any reorganization, recapitalization, merger, liquidation, sale of assets or other Company transaction.

14.08 Company and Affiliate Liability. Whenever, in the Administrator's opinion, any person entitled to receive any payment is under legal disability, a minor, or incapacitated in any way, so as to be unable to manage his or her financial affairs, the Company or an Affiliate, at its discretion, may make such payment for the benefit of such person to his or her legal representative, or to a relative of such person for his or her benefit, or it may apply the payment for the benefit of such person in any manner it deems advisable. When the Company or an Affiliate makes any payment pursuant to this subsection, it shall be considered as a complete discharge of its liability for making of such payments under the Plan.

14.09 Construction. Whenever any words are used herein only in the masculine, they shall be construed as though they were also used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. The caption of the articles and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

14.10 Governing Laws. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Florida.

14.11 Severability. Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law (including the Internal Revenue Code) , but if any provision of the Plan shall be held to be prohibited by or invalid under applicable law, then (i) such provision shall be deemed to be amended to, and to have contained from the outset such language as shall be necessary to, accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (ii) any other provisions of this Plan shall remain in full force and effect.

14.12 Notice. Any notice or filing required or permitted to be given to the Administrator under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the address indicated below. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Until written notice of a change has been given by the Administrator, the notice address of the Administrator shall be:

                  Basic Retirement Plan
                  Plan Administrator
                  First National Bankshares of Florida, Inc.
                  2150 Goodlette Road North
                  Naples, FL 34102

14.13 Successor. The provisions of this Plan shall be the Affiliates, and their respective successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company or an Affiliate, as the case may be, and successors of any such Company or other business entity.

                                   SECTION 15
                          EXECUTION AND EFFECTIVE DATE

      In order to record the due adoption of this Amended and Restated Plan, effective August 1, 2004, the Company has caused the execution hereof, as follows below.

                                 FIRST NATIONAL BANKSHARES
                                 OF FLORIDA, INC.

                                 By: /s/ Gary L. Tice
                                    ------------------------------------
                                    Gary L. Tice
                                    Chairman and Chief Executive Officer

                                   APPENDIX A

                              ACTUARIAL EQUIVALENCE

A-1.        Factors for determining early retirement benefits are based upon the
      Participant's age as of the date on which the first monthly payment is to be made, as follows:

   AGE              FACTOR
   62               1.000
   61                .899
   60                .809
   59                .730
   58                .660
   57                .597
   56                .541
   55                .492

      Factors for ages between those shown are derived by linear interpolation between the two closest ages, with age calculated to the nearest month. Factors prior to age 55 (which may be necessary in Section 7) will be based on the age 55 factor with further actuarial adjustment utilizing interest and mortality as defined in Section A-5.

A-2. Actuarial Basis for Calculating Lump Sum Present Values pursuant to Sections 9.02 and 9.04(d):

      --    Mortality:  The applicable mortality table promulgated by
                        the IRS under Code Section 417(e) as in effect on the first day of the calendar year of payment.

      --    Interest:   The average 10-Year Treasury Rate for January
                        (determinable in February) of the calendar year prior to the calendar year of payment.

A-3. Conversion of benefits from a single life annuity (with no guarantee period) to a single life annuity with 60 payments guaranteed ("5C&C") shall be derived by dividing the former benefit by 1.013.

A-4. Factors (for multiplication by the benefit in the 5C&C form) for converting benefits to Joint and Survivor Annuities.

              Based on Age Nearest Birthday at Payment Commencement


           Age Nearest Birthday                  Joint and Survivor Factors*
           --------------------                  ---------------------------
                                                   100%                50%
                                                   ----                ---
                    55                             .915                .961
                    56                             .910                .959
                    57                             .906                .956
                    58                             .901                .952
                    59                             .896                .951
                    60                             .891                .948
                    61                             .885                .945
                    62                             .880                .942
                    63                             .875                .939
                    64                             .870                .936
                    65                             .865                .933
                    66                             .860                .930
                    67                             .855                .927
                    68                             .850                .924
                    69                             .845                .921
                    70                             .840                .918

* If the joint annuitant is older or younger than the Participant, for each year older or younger, adjust above factors by:

                                                 100%             50%
                                                 ----             ---

                  a)    Each Year Older          +.006           +.003
                  b)    Each Year Younger        -.006           - 003

            --    If a factor exceeds 1.000, then 1.000 will instead be used.

A-5. Actuarial Basis for calculations for Sections 4, 5, 6 and 8 and for situations in which no other basis is specified:

      -- Mortality:     1983 Group Annuity Mortality Table based on gender

      -- Interest:      8% per year, compounded annually

      -- Exception:     Conversion of 5C&C benefits to single life
                        annuities shall always be derived by multiplying by 1.013.

      -- Special Rule:  Calculations relating to the First
                        National Bankshares of Florida, Inc. Salary Savings Plan and ERISA Excess Profit Sharing and Lost Match Plan shall utilize the account balances as of the "Account Reflection Date," which shall be defined as the last day of the calendar month in which the Termination Date occurs, or if the Termination Date is the first day or the first business day of the month, then the last day of the preceding month. In calculating the BRP benefit, any actuarial conversions of these savings plan balances (e.g., in calculating an early retirement benefit, it is necessary to project the account balances to Normal Retirement Date and convert such balances into annuities) will start from the account balance as of the Account Reflection Date and shall reflect only assumed future investment results (and no assumed future contributions or other account activity). Actual investment results after the Account Reflection Date shall not be reflected. The result of this rule is that any actual account activity after the Account Reflection Date shall not affect the benefits payable under this Plan, irrespective of the date such benefits commence. Additionally, any distributions or loans prior to the Account Reflection Date will be taken into account in such a way as to result in the distributions or loans having no effect on the benefits under this Plan.